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Exhibit 23.1: Consent of Ernst & Young LLP, Chartered Accountants

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45744 and Form S-8 No. 333-34564) pertaining to the Amended and Restated 1999 Stock Option Plan of Voice Mobility International, Inc. of our report dated February 28, 2001, except for note 1 and 12 which are as of April 3, 2001, with respect to the consolidated financial statements of Voice Mobility International, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                                                         /s/ ERNST & YOUNG LLP
Vancouver, Canada,
April 10, 2001.                                          Chartered Accountants